DATED THE 9th DAY OF AUGUST 2006

EXCLUSIVITY AGREEMENT

BETWEEN

HOME TOUCH LIMITED

AND

SHENZHEN BOCHUANG HI-TECH CO., LTD

***

THIS AGREEMENT is made in the 9th August, 2006 (the "Agreement")

BETWEEN

(1) Home Touch Limited, a company duly incorporated under the laws of Hong Kong, and having its registered office at Room 2107, K. Wah Centre, 191 Java Road, North Point, Hong Kong (the "HTL"); and

(2) Shenzhen Bochuang Hi-Tech Company Limited, a company duly incorporated under the laws of The People Republic of China and having its registered office at Room 804, 8/F, Skyworth Building, Hi-Tech Industrial Park, Shenzhen Road, Shenzhen, P. R. China (the "BC").

WHEREAS

Both party wishes to generate new revenue stream to each other.

The BC and the HTL seek to work together in a manner beneficial to the interests of both parties whilst maintaining respect to the rights, duties and obligations of the other.

The HTL is desirous of engaging the BC as an independent contractor and an OEM and/or ODM supplier.

NOW THEREFORE

The parties hereby hereto agreed as follows:

1. Engagement

The HTL hereby engages the BC and the BC hereby agrees to hold itself available to render, having complied with all regulatory requirements, and to OEM and/or ODM HTL's products in accordance with the terms and conditions set forth in this Agreement.

2. Obligations of the Parties

HTL shall:

(a) Provide product design and/or diagram to BC;
(b) To identify clearly the requirement to BC.

BC shall:
(a) Provide professional and up to international standard's products to HTL.
(b) Open mould upon the requirement of HTL and ONLY provide these new mould's products to HTL.
(c) Reasonable for repair and refund once any products have quality problem.

3. Term

This Agreement shall be effective as of the date first above written and shall continue for a period of 2 years ("Agreement Initial Term"). Upon the expiry of the Agreement Initial Term, this Agreement shall be automatically renewed to yearly basis ("Agreement Renewal Term"), unless either party shall give to the other a 60-days written notice prior to the expiry of the respective Agreement Renewal Term stating its intention not to renew, in which case the Agreement shall be terminated on the expiry of the respective Agreement Renewal Term. All terms of this Agreement are hereby deemed essential.

4. Non-solicitation Clause

Both parties also acknowledge that any products information, reports, and procedures provided by HTL will not be used for others used, or as a means to break this contract terms and conditions. The HTL reserves the right to withhold any documents, manuals deemed proprietary, or as part of its competitive advantage in performing its obligation under this contract.

5. Standard of Performance

The BC agrees to render Service conscientiously and to devote its reasonable efforts and abilities thereto, at such time during the terms hereof, and in such manner as may be reasonably required in accordance with the BC's industry standard.

6. Payment

In consideration of the Products/Service provided by BC, HTL agreed T/T upon the delivery of goods.

HTL agreed to pay mould charge below:

- As at the Computer Send Board (t.HOME 1) in the 31st July 2006 (refer to appendix 1)
- As at the Plastic Cover in the 10th August 2006 (refer to appendix 2)

7. Independent Contractor

The BC shall perform as an independent contractor and retain control over such distribution. The BC shall not, by virtue of this Agreement or the arrangement hereunder or otherwise, be considered a joint venture, partner, employee of others for any reason, and shall not have the power or authority to contract in the name of, or otherwise bind, the HTL.

8. Disclosure of Information

(a) The BC shall not disclose or appropriate to its own use, or to the use of any third party. At any time during or subsequent to the terms of this Agreement, any secret or confidential information of the HTL arising out of the BC's provision of the product, except as required in connection with the BC's performance of the Agreement or as required by law. BC undertake to keep all of the terms and conditions confidential and not to disclose any of such terms and conditions to any third party without the prior written consent of the HTL.
(b) The BC hereby agrees with and undertakes to the other party to protect the confidential and proprietary nature of all information and procedure relating to the other party which are designated as confidential or which are by its nature confidential, which are received or obtained by it in connection with this Agreement or the provision of the products.
(c) The BC's obligation hereunder includes treating such information with at least the concern and protective measures accorded to any trade secrets and confidential materials of that party. Neither party shall at any time during or after termination of

this Agreement disclose such confidential information, whether directly or indirectly, to any third party.

(d) The obligations of each party shall not apply to information which:

(i) is or comes into the public domain other than by a default of such party;

(ii) is rightfully obtained by such party from third party sources without restriction on confidentiality; or

(iii) is required to be disclosed under law.

9. Exclusivity

The produce and supply of Computer Send Board (t.HOME 1) to HTL's is exclusivity. Please refer to appendix 1.

10. Termination

Unless the HTL otherwise agree in writing, this Agreement may not be terminated except: (i) in the event that an Event of Force Majeure has continued for more than three months as provided in hereunder; or (ii) in the event that BC not able to meet the quality requirement of HTL for any continuative of one month, provided that any breaching party shall be given a 30-day period to cure any breach claimed by the non-breaching party before the non-breaching party may exercise the right of early termination provided herein.

11. Force Majeure

(a) Neither party hereto shall be liable for any breach of its obligations hereunder resulting from causes beyond its reasonable control, including but not limited to fires, strikes (of its own or other employees), Act of God, earthquake, acts of government, wars, strikes, lockouts, insurrection, riots, embargoes, or regulations of any civil or military authority (an "Event of Force Majeure").

(b) If an Event of Force Majeure shall continue for more than three months, then this Agreement shall automatically terminate without liability on either party.

(c) Each of the parties hereto agrees to give notice forthwith to the other upon becoming aware of an Event of Force Majeure. Such notice shall contain details of the circumstances giving rise to the Event of Force Majeure.

12. Assignment.

BC not may sell, assign, or transfer any rights or interests created under this Agreement or delegate any of their duties without the prior written consent of the HTL.

13. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region ("Hong Kong").

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

SIGNED BY)
For and on behalf of)
Home Touch Limited)
In the presence of:)

SIGNED BY)
For and on behalf of)
Shenzhen Bochuang Hi-Tech Co., Ltd)
In the presence of:)

2006.8.14.

Appendix 1


HOME TOUCH

t.Home 1

Computer Send Board

Appendix 2



Plastic cover for Switch